Exhibit 99.1

ATLANTIC POWER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 30, 2013, Atlantic Power Corporation (the “Company”) and certain of its subsidiaries entered into a definitive agreement with Quantum Utility Generation, LLC and certain of its affiliates to sell the Company’s interests in three Florida projects (the “Florida Project Sale”), Auburndale Power Partners Limited Partnership (“Auburndale”), Lake Cogen, Ltd. (“Lake”), and Pasco Cogen, Ltd.  On April 12, 2013, the Company completed the Florida Project Sale for a purchase price, including working capital adjustments, of approximately $140 million.  After repayment of project-level debt at Auburndale and settlement of all outstanding natural gas swap agreements at Lake and Auburndale, net cash proceeds to the Company from the Florida Project Sale were approximately $117 million.  This includes approximately $92 million received at closing and cash distributions from the projects of approximately $25 million received since January 1, 2013.  The Company expects to use the net proceeds from the Florida Project Sale to fully repay the Company’s senior credit facility, which has an outstanding balance of approximately $64 million, and the remainder will be held for general corporate purposes, including future accretive growth opportunities.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 set forth below is presented as if the Florida Project Sale and the application of the proceeds therefrom had occurred on December 31, 2012. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2012 is presented as if the Florida Project Sale and the application of the proceeds therefrom had occurred on January 1, 2012, the first day of the 2012 fiscal year, and does not assume interest income on the cash proceeds.

The unaudited pro forma condensed consolidated financial statements as of December 31, 2012 and for the year ended December 31, 2012 presented are based on the historical audited statements of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2012.

ATLANTIC POWER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ATLANTIC POWER CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

As of December 31, 2012

(in thousands)

	As	Pro Forma
	reported	adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$60,191	$47,869	(a)	$108,060
Restricted cash	28,618	—		28,618
Accounts receivable	58,531	—		58,531
Current portion of derivative instruments asset	9,456	—		9,456
Prepayments, supplies, and other current assets	53,534	—		53,534
Asset held for sale	351,379	(157,867	)(b)	193,512
Total current assets	561,709	(109,998)		451,711

Property, plant, and equipment, net	2,055,510	—		2,055,510
Equity investments in unconsolidated affiliates	428,690	—		428,690
Other intangible assets, net	524,883	—		524,883
Goodwill	334,668	—		334,668
Derivative instruments asset	11,115	—		11,115
Other long-term assets	86,077	—		86,077
Total assets	$4,002,652	$(109,998)		$3,892,654

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	$110,424	$(282	)(c)	$110,142
Current portion of short-term and long-term debt	188,203	(67,000	)(d)	121,203
Current portion of derivative instruments liability	33,038	—		33,038
Other current liabilities	3,264	—		3,264
Dividends payable	11,505	—		11,505
Liabilities held for sale	189,038	(39,599	)(b)	149,439
Total current liabilities	535,472	(106,881)		428,591

Long-term debt	1,459,138	—		1,459,138
Convertible debentures	424,246	—		424,246
Derivative instruments liability	118,070	—		118,070
Other non-current liabilities	279,401	—		279,401

Equity
Common shares	1,285,487	—		1,285,487
Preferred shares	221,304	—		221,304
Accumulated other comprehensive loss	9,383	—		9,383
Retained deficit	(565,229)	(3,117	)(c), (e)	(568,346)
Total shareholders’ equity	950,945	(3,117)		947,828
Noncontrolling interest	235,380	—		235,380
Total equity	1,186,325	(3,117)		1,183,208
Total liabilities and equity	$4,002,652	$(109,998)		$3,892,654

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(in thousands, except per share data)

	As reported	Pro Forma adjustments		Pro Forma
Project revenue:	$440,377	$—		$440,377
Project expenses:
Fuel	169,093	—		169,093
Operations and maintenance	124,759	—		124,759
Depreciation and amortization	118,031	—		118,031
	411,883	—		411,883
Project other income (expense):
Change in fair value of derivative instruments	(59,272)	—		(59,272)
Equity in earnings of unconsolidated affiliates	15,824	—		15,824
Interest expense, net	(16,438)	—		(16,438)
Other expense, net	(516)	(3,399	)(e)	(3,915)
	(60,402)	(3,399)		(63,801)
Project loss	(31,908)	(3,399)		(35,307)

Administrative and other expenses (income):
Administration	28,267	(282	)(c)	27,985
Interest expense, net	89,868	—		89,868
Other income, net	(5,728)	—		(5,728)
Foreign exchange loss (gain)	547	—		547
	112,954	(282)		112,672
Loss from operations before income taxes	(144,862)	(3,117)		(147,979)
Income tax benefit	(28,083)	—		(28,083)
Loss from continuing operations	(116,779)	(3,117)		(119,896)
Income (loss) from discontinued operations, net of taxes	16,459	(13,606	)(b)	2,853
Net loss	(100,320)	(16,723)		(117,043)
Net loss attributable to noncontrolling interest	(593)	—		(593)
Net income attributable to preferred shares dividend	13,049	—		13,049
Net loss attributable to Atlantic Power Corporation	$(112,776)	$(16,723)		$(129,499)

Basic earnings (loss) per share:
Loss from continuing operations	$(1.11)	$(0.02)		$(1.13)
Income (loss) from discontinuing operations, net of tax	0.14	(0.12)		0.02
Net loss attributable to Atlantic Power Corporation	$(0.97)	$(0.14)		$(1.11)
Diluted earnings (loss) per share:
Loss from continuing operations	$(1.11)	$(0.02)		$(1.13)
Income (loss) from discontinuing operations, net of tax	0.14	(0.12)		0.02
Net loss attributable to Atlantic Power Corporation	$(0.97)	$(0.14)		$(1.11)
Weighted average number of common shares outstanding:
Basic	116,426	116,426		116,426
Diluted	116,426	116,426		116,426

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

The unaudited pro forma condensed consolidated financial statements as of December 31, 2012 and for the year ended December 31, 2012 presented are based on the historical audited statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2012 after giving effect to the sale of the Company’s interests in three Florida projects, Auburndale, Lake, and Pasco, completed on April 12, 2013, and using the assumptions and adjustments described below.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 is presented as if the Florida Project Sale had occurred on December 31, 2012.

The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2012 is presented as if the Florida Project Sale had occurred on January 1, 2012, the first day of the 2012 fiscal year, and does not assume interest income on the cash proceeds.

The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the Florida Project Sale. You should read this information in conjunction with the Company’s audited historical consolidated financial statements as of December 31, 2012 and for each of the years in the three-year period ended December 31, 2012, included in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

The unaudited pro forma condensed consolidated financial statements have been provided for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have been achieved had the Florida Project Sale occurred as of the dates noted above, nor are they necessarily indicative of the Company’s future operating results or financial position.

Note 2. Pro Forma Adjustments to Financial Statements

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and statement of operations:

(a)         To record the net proceeds received from the Florida Project Sale of $48.0 million after payment on the senior credit facility.

(b)         To eliminate the book value of the assets and liabilities sold in the Florida Project Sale, assuming the Florida Project Sale had been consummated on December 31, 2012.  To eliminate the income from the discontinued operations sold in the Florida Project Sale, assuming the Florida Project Sale had been consummated on January 1, 2012.

(c)          To eliminate the estimated third-party advisory and legal costs of approximately $0.3 million, which are directly attributable to the Florida Project Sale, but are not expected to have a continuing impact on the Company’s results of operations.

(d)         To record the pay down of the outstanding balance on the Company’s senior credit facility of $67.0 million as of December 31, 2012.

(e)          To record the estimated pro forma loss on the Florida Project Sale. The actual loss on the Florida Project Sale is subject to adjustments.